UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2012
Date of Report (Date of earliest event reported)

iPARTY CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-15611	76-0547750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
270 Bridge Street, Suite 301, Dedham, Massachusetts	02026
(Address of principal executive offices)	(Zip Code)

(781) 329-3952
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2012, Martin J. Hernon was elected to the Board of Directors (“Board”) of iParty Corp. (“iParty”) to serve until the 2013 Annual Meeting, increasing the size of the Board from four members to five members.  Mr. Hernon, a partner at Boston Millennia Partners, LP, which owns, along with an affiliated entity, all of the outstanding shares of Series C Convertible Preferred Stock of iParty, is the designee of the holders of the Series C Convertible Preferred Stock.  Under iParty’s Restated Certificate of Incorporation, the holders of the Series C Convertible Preferred Stock are entitled to elect one director to the Board so long as at least fifty percent (50%) of the initially issued shares of Series C Convertible Preferred Stock remains outstanding.

Mr. Hernon has been a partner at Boston Millennia Partners since its founding in 1997.  Mr. Hernon was formerly a Principal at Boston Capital Ventures.  Previous to this position, he was Assistant General Counsel for Lifetime Corporation, an alternate site healthcare services business listed on the NYSE, responsible for securities law matters and mergers and acquisitions.  He was also a corporate attorney at Warner & Stackpole LLP focusing on emerging growth companies.

On December 3, 2012, the Company issued a press release announcing the appointment of Mr. Hernon.  The press release is filed as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1      Press release dated December 3, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPARTY CORP.

		By:	/s/ SAL PERISANO
Sal Perisano
Chairman of the Board and Chief Executive Officer

Dated:	December 3, 2012

Exhibit List

Exhibit No.	Description

99.1	Press release dated December 3, 2012